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                                                                Exhibit 10.17

                               LICENSE AGREEMENT

        THIS License Agreement ("Agreement") is made as of 07/18/96 (the "Effective Date") by and between Read-Rite Corporation, a Delaware corporation, located at 345 Los Coches Street, Milpitas, CA 95035 ("RRC"), and Censtor Corporation, a California corporation, located at 530 Race Street, San Jose, CA 95126 ("Censtor").

                                   BACKGROUND

        Censtor has sold certain assets to RRC pursuant to an Agreement for Purchase and Sale of Assets dated as of March 29, 1996 ("Asset Purchase Agreement"). This Agreement sets forth the terms under which Censtor will license its intellectual property rights to RRC in conjunction with the Asset Purchase Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

1.      DEFINITIONS

        1.1 "Patents" shall mean any and all rights in and to any and all (i) patents owned by Censtor as of the Effective Date (ii) patent applications whenever filed if based on inventions made by Censtor on or prior to the Effective Date, (iii) patents issuing on such patent applications, and (iv) patents licensed by Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, including without limitation those patents listed in Exhibit A hereto, provided that Censtor shall sublicense the patents to RRC that require such additional payments or obligations to the extent they may be sublicensed if RRC elects to make such additional payments or assume such other obligations. This definition of Patents shall include any foreign counterparts, divisions, substitutions, re-examinations, continuations, continuations-in-part, reissues, patents of addition, renewals and extensions of any patents or patent applications owned by Censtor.

        1.2 "Software" shall mean all software (i) owned by Censtor as of the Effective Date, (ii) developed by Censtor on or prior to the Effective Date, or (iii) licensed to Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, provided that Censtor shall sublicense the software that requires such additional payments or obligations to RRC to the extent it may be sublicensed if RRC elects to make such additional payments or assume such other obligations. The Software licensed hereunder shall be provided in source code form, except that if such Software is licensed by Censtor from a third party and can only be licensed to RRC in binary code form, such Software shall be provided in binary code form to RRC.

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        1.3  "Technology" shall mean any and all rights in and to any and all technology and know-how (i) owned by Censtor as of the Effective Date,
        (ii) developed by Censtor on or prior to the Effective Date, or (iii) licensed to Censtor from a third party licensor as of the Effective Date which Censtor has a right to license to RRC without additional payments or other obligations to such third party licensor, provided that Censtor shall sublicense the technology to RRC that requires such additional payments or obligations to the extent it may be sublicensed if RRC elects to make such additional payments or assume such other obligations. "Technology" shall include without limitation, technical information, know-how, negative know-how, trade secrets, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings, mask works, or data.

        1.4 "Intellectual Property Rights" means, collectively, the Patents, Technology and Software and all current and future worldwide patents, trade secrets, copyrights, copyright registrations and applications therefor, moral rights, and all other intellectual property rights and proprietary rights arising under the Patents, Technology or Software, whether arising under the laws of the United States or any other state, country or jurisdiction, excluding any trademarks or servicemarks.

        1.5 "Affiliate" shall mean a company that is controlled by, controlling, or in common control with a party hereto. Control shall mean that more than fifty percent (50%) of the stock entitled to vote for the election of directors is directly owned by a party hereto, but only so long as such ownership exists. An "RRC Affiliate" shall include, but not be limited to, Read-Rite International.

II.     GRANT

        2.1 Grant. Censtor grants to RRC a worldwide, perpetual, royalty-free, fully-paid up, non-exclusive license, including the right to sublicense to RRC Affiliates, under the Intellectual Property Rights to make, have made, use, sell, offer for sale, import, export, display, modify, and distribute any products, create derivative works, practice any method, process, or procedure, and otherwise exploit the Patents, Technology or Software. The license granted under this Section 2.1 shall be revocable solely in the event that RRC fails to make the Final Payment referenced in the Asset Purchase Agreement on the Final Payment Date defined therein, net of any amounts withheld as security for claims under
        Section 8 thereof. Upon RRC's payment to Censtor of such Final Payment, the licenses granted hereunder shall become irrevocable, notwithstanding any withholding by RRC of a portion of such Final Payment pursuant to
        Section 8.2 of the Asset Purchase Agreement.

        2.2 Delivery. Censtor has delivered to RRC copies of all the Patents, Technology and Software as of the Effective Date, which copies shall be the property of RRC.

        2.3 Security Interest. 23.1 Grant. RRC hereby retains and Censtor hereby grants to RRC a security interest in the Intellectual Property Rights licensed hereunder to RRC to secure Censtor's obligations under Sections 2.4, 3.1 or 3.2 of this Agreement (the "Secured Obligations") for the period commencing on the Effective Date and terminating


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on the sixth anniversary of the Effective Date (the "Termination Date"). Censor
agrees to promptly execute documents requested by RRC to perfect and protect such security interest at the Effective Date.

2.3.2. Termination of Security Interest; Escrow. Censtor may terminate the security interest created hereunder on the third (3rd) anniversary of the Effective Date by depositing an amount (the "Escrow Amount") that is the greater of (i) four million dollars ($4,000,000) or (ii) the full amount of any claim or claims asserted in writing by RRC against Censtor for breach of any Secured Obligations (a "Secured Obligation Claim") on or prior to such anniversary in cash into an escrow account established pursuant to a mutually agreeable escrow agreement. Said escrow agreement shall provide for a release of all or a portion of the Escrow Amount to RRC to satisfy claims by RRC against Censtor hereunder relating to any breach of the Secured Obligations. Thereafter, Censtor may reduce the Escrow Amount by one million dollars ($1,000,000) on each of the fourth (4th) and fifth (5th) anniversaries of the Effective Date, respectively, provided, however, that any such reduction shall not cause the funds remaining in the escrow to be less than the amount of any Secured Obligation Claim or Claims by RRC outstanding on such anniversaries. If RRC has an outstanding Secured Obligation Claim at the Termination Date then
(i) if Censtor has not terminated the security interest by depositing the Escrow Amount, the security interest shall survive until the claims are finally resolved unless Censtor deposits cash in the full amount of such claim in an escrow account to secure such claims, or (ii) if Censtor has terminated the security interest, the escrow shall survive the Termination Date until such claims are finally resolved.

2.3.3. Senior Security Interest: Subordination. Censtor represents and warrants that the security interest granted herein is senior to any other security interest granted in the Patents, Software or Technology. Censtor shall not grant, issue, or convey security interests to which the security interest granted herein would be subordinate, except (i) any security interest granted for money borrowed, provided that the amount borrowed shall not exceed two million dollars ($2,000,000) at any time, and any such obligation to repay money shall be a Secured Obligation hereunder, and RRC shall have the option to repay on Censtor's behalf such borrowings at any time and to add the amount of such repayments to any amounts due upon exercise of the security interest, and
(ii) RRC acknowledges that Denki Kagaku Kogyo Kabushiki Kaisha ("Denka") holds a security interest in certain Censtor Patents. To address said security interest, concurrently herewith Censtor has delivered to Censtor's counsel such sums as are required to satisfy any obligations of Censtor to Denka necessary to obtain a release of said security interest (the "Satisfaction Payment"), and caused to be delivered by Denka to Censtor's counsel a fully executed, irrevocable release of said security interest (the "Release"). Censtor covenants that, on or before July 31, 1996, it will cause its counsel to simultaneously deliver the Satisfaction Payment to Denka, and the Release to RRC. RRC hereby agrees that the security interest granted hereunder is and will be subject to (i) any license granted by Censtor in the Intellectual Property Rights, including licenses granted after the date of this Agreement, and (ii) any security interest to secure obligations for money borrowed as provided above, including any such security interest granted after the date of this Agreement. RRC hereby agrees to promptly execute documents reasonably requested by


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        Censtor to acknowledge release of the security interest at the
        Termination Date (or such later date as provided above) and to acknowledge the subordination of its security interest for money borrowed granted by Censtor as provided above.

        2.4 Most Favored Licensee. If Censtor licenses the Intellectual Property Rights to any person, firm or corporation under more favorable terms and conditions than those granted to RRC, it shall provide RRC the benefit of those terms and conditions effective upon the date of execution of the more favorable license. For the purposes of determining whether a license is more favorable than the present Agreement under this Section 2.4, the parties agree to consider each transaction as a whole. The parties agree that should Censtor enter into a new components supply license, it shall deliver to RRC an initial summary of the terms of such license. RRC shall have fifteen (15) days following receipt of such summary to elect to retain RRC's existing license per the terms set forth herein, or to elect on a preliminary basis to accept the terms of said new license. In the latter event, Censtor shall prepare and submit for RRC's review a draft license agreement, together with a signed certificate of an officer of Censtor stating that said license agreement is the same as the new components supply license in all material respects. RRC shall thereafter have fifteen (15) additional days to make its final election to accept or reject said new proposed license. In addition, Censtor shall not grant rights in the Intellectual Property Rights to any disk drive manufacturer under terms and conditions more favorable than those granted by Censtor to Western Digital Corporation ("WDC") or Maxtor Corporation ("MC"), respectively, without offering such terms to WDC and MC; provided, however, that Censtor shall not be required to (i) compare any terms granted to either WDC or MC to those granted to the other, or (ii) offer license terms to WDC or MC if at any time following the Effective Date WDC or MC, as the case may be, ceases to be a licensee of Censtor. If Censtor is required by this Section to offer license terms to either WDC or MC, Censtor shall offer such terms pursuant to procedures specified in its licenses with WDC or MC to the extent such procedures exist and, to the extent they do not, pursuant to the procedures specified above for offering license terms to RRC.

        2.5 Limitations. No license or other right is granted, by implication, estoppel or otherwise, to RRC or any other third parties except for the licenses and rights expressly granted in this Agreement.


III.    REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION.

        3.1 Representations and Warranties. As of the Effective Date of this Agreement, Censtor represents and warrants that, except as set forth in
        Schedule 3.1 hereto, (i) Censtor has the right and authority to enter into this Agreement and to grant the rights and licenses set forth herein; (ii) to Censtor's best knowledge the use of the Intellectual Property Rights in connection with Censtor's business operations in the ordinary course prior to the Effective Date does not constitute a direct infringement of the intellectual property rights of any other person,
        (iii) Censtor, to its best knowledge is not aware of any express challenge to, or any facts or circumstances that, on their face, constitute the basis for a challenge to, the validity, scope, enforceability, ownership or inventorship of the

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         Intellectual Property Rights; (iv) Censtor has not received any notice or other communication alleging that the manufacture, sale or use of products incorporating the Patents, Software or Technology infringe the intellectual property rights of any third party or violate any other third party rights; (v) Censtor has not granted any rights in the Patents, Software and Technology to any third party that are inconsistent with the rights and licenses granted to RRC by this Agreement, and (vi) Censtor has delivered to RRC all of the Patents, Technology and Software.

         3.2 Covenants. Censtor covenants (i) that it will not grant any rights in the Patents, Software or Technology to any third party that conflict with the rights and licenses granted to RRC by this Agreement; and (ii) that as of the Effective Date of this Agreement there are no circumstances other than RRC's breach of this Agreement or patent expiration whereby the rights and licenses granted hereunder would be materially diminished, or have the effect of materially diminishing such rights and licenses. RRC may, upon breach of this Section, exercise its security interests under Section 2.2 above and the right to seek indemnification under Section 3.4 below.

         3.3 RRC Representations and Warranties. As of the Effective Date of this Agreement, RRC represents and warrants that RRC has the right and authority to enter into this Agreement.

         3.4 Indemnification. As the sole remedy for a material breach of a party's obligations under this Section 3, each party (as indemnitor) agrees to defend, indemnify, and hold the other party (as indemnitee), its Affiliates, shareholders, employees and agents harmless against any loss, liability, and expense (including reasonable attorneys' fees) arising from such material breach except in the case of RRC, RRC may also exercise the remedies provided by Section 7.2. The indemnitor shall have no obligation to indemnify the indemnitee under this section unless the indemnitee provides the indemnitor with (i) prompt written notice of such claim or action, (ii) control and authority over the defense or settlement of such claim or action, and (iii) proper and full information and reasonable assistance to defend and/or settle such claim or action.

         3.5  Disclaimer.  EXCEPT AS EXPRESSLY WARRANTED IN SECTION 3.1 ABOVE,
         (I) CENSTOR'S PATENTS, SOFTWARE, TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED TO RRC "AS IS" WITHOUT WARRANTY OF ANY KIND, (II) THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF ANY HARDWARE OR SOFTWARE IS ASSUMED BY THE RECEIVING PARTY; AND (III) CENSTOR DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ITS DELIVERABLES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CENSTOR BE LIABLE FOR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


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IV.     CONFIDENTIAL INFORMATION

        4.1 General. The parties may, from time to time, in connection with this Agreement, disclose to each other Confidential Information. "Confidential Information" shall mean any information disclosed in writing by a party to this Agreement to any of the other parties to this Agreement, and marked by the disclosing party with the legend "CONFIDENTIAL" or other similar legend sufficient to identify such information as confidential proprietary information of the disclosing party. Confidential Information shall include the terms and conditions of this Agreement, but either party may disclose the existence and purpose of this Agreement as recited in the Background section. Neither party shall use any Confidential Information of the other party except as expressly authorized under this Agreement, and each party will use best efforts to prevent the disclosure of the other party's Confidential Information to third parties; provided that the parties may disclose Confidential Information, with similar protections in place, to the extent reasonably necessary to exploit the rights and license granted to such party hereunder (including the rights to grant and authorize sublicenses); and provided further that the recipient party's obligations under this Section 4 shall not apply to Confidential Information that:

                4.1.1 is disclosed orally without express designation as
                      Confidential Information; provided, however, that the recipient party's obligations under this Section 4 shall apply to information disclosed orally if such information is confirmed in writing as "CONFIDENTIAL" by the disclosing party within thirty (30) days after disclosure thereof;

                4.1.2 is in the recipient party's possession at the time of disclosure thereof;

                4.1.3 is or later becomes part of the public domain through no fault of the recipient party;

                4.1.4 is received from a third party having no obligations of confidentiality to the disclosing party;

                4.1.5 is developed independently by the recipient party without reliance upon or use of the disclosing party's Confidential Information; or

                4.1.6 is required by law or regulation to be disclosed;
                      provided, however, that the party subject to such disclosure requirement has provided written notice to the other party promptly to enable such other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

        The parties agree to terminate on the Effective Date, all prior confidentiality and nondisclosure agreements between the parties including the Bilateral Non-Disclosure Agreement dated January 11, 1996; provided, however, that disclosures of Confidential


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        Information made prior to the Effective Date shall continue to be governed by the terms of the applicable confidentiality or nondisclosure agreement.

V.      PATENTS AND INVENTIONS

        5.1 Disclosure of Inventions. Censtor will promptly disclose to RRC in writing any invention conceived of or reduced to practice by Censtor, its employees, contractors, or agents, alone or jointly with others, as of the Effective Date of the Agreement. Censtor shall release its employees from any confidentiality obligations to the extent such obligations prohibit the disclosure of Censtor Confidential Information to RRC; provided, however, that nothing in this Agreement shall require Censtor, or its employees, contractors, or agents, to disclose Confidential Information of any third party unless Censtor is authorized to do so by license or agreement with such third party.

        5.2 Applications. Censtor shall file patent applications based on the Patents and maintain the Patents during the term of this Agreement. During the term of this Agreement, Censtor shall provide RRC with a report once per month containing a list of patent applications based on the patents that Censtor elects to abandon, or Patents for which Censtor elects not to pay any fee required to maintain such Patent. Censtor shall consider any request by RRC to file or continue the prosecution of applications for Patents. If Censtor elects not to file or continue the prosecution of an application requested by RRC, RRC may request Censtor's consent to pursue and have assigned to RRC such draft patent application or patent application, which consent may be withheld only if Censtor determines that the coverage of such draft patent application or application is substantially covered by another application that is being pursued by Censtor. If consent is granted and RRC files or continues the prosecution application, RRC shall pay for the costs, including reasonable attorney's fees and related filing and maintenance costs, and RRC agrees to license Censtor on a world-wide, royalty-free, fully paid, irrevocable, non-exclusive basis with a right of sublicense to Patents issuing on such applications, provided Censtor pays one-half of the legal fees and costs incurred by RRC for such Patents.

VI. INFRINGEMENT

        6.1 Notice of Infringement. If RRC learns of any infringement of Censtor's Intellectual Property Rights, RRC shall so inform Censtor in writing and shall provide Censtor with reasonable evidence of the infringement.

        6.2     Legal Action.   RRC may request that Censtor take legal action
        against an alleged infringement of the Intellectual Property Rights. If Censtor initiates such action at RRC's request, it shall do so at its sole expense and RRC shall render all reasonable assistance that may be required by Censtor for such action. RRC shall not make any claim for damages recovered by Censtor. If Censtor does not initiate the legal action requested by RRC, RRC may request Censtor to consent to RRC initiating such action in Censtor's

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        name. If Censtor consents to such representation, RRC may initiate such action at its sole expense and shall be entitled to take all necessary steps in the name of Censtor. Censtor shall render all reasonable assistance that may be required by RRC for such action and Censtor shall not make any claim for damages recovered by RRC.

        If Censtor does not consent to RRC commencing such action, then upon the request of RRC the following representatives of RRC and Censtor shall meet within ten (10) days after the date of the Censtor decision to attempt to resolve the matter: the General Counsel of RRC and the President of Censtor. If the matter has not been resolved within twenty
        (20) days of their first meeting, the parties shall attempt in good faith to resolve the controversy or claim in accordance with the Mediation Service of the Santa Clara County Bar Association.

        6.3 Cooperation. Each party shall cooperate with the other in litigation proceedings instituted under this Agreement (including without limitation by joining as a nominal party), but at the expense of the party by whom suit is brought. The party bringing the suit will control that litigation, except that the other party may elect to be represented at its own expense by counsel of its choice. Upon the request and at the expense of the requesting party, the other party shall make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in its possession.

        6.4  Attorneys' Fees.  Except as set forth in Section 3
        (Indemnification), each party shall bear its own attorney's fees and costs in connection with any dispute between the parties arising under this Agreement.


VII.  TERM AND REMEDIES

        7.1. Term.  This Agreement shall be perpetual.

        7.2 Remedies for Breach. If Censtor is in material default of any provision of this Agreement other than the Secured Obligations, and such material default is not corrected within thirty (30) day of receipt of written notice of such default from RRC, RRC may pursue its available remedies in law or equity. If Censtor is in material default of the Secured Obligations, and such material default is not corrected within thirty (30) days of receipt of written notice of such material default, RRC shall first pursue a remedy of monetary damages or injunctive relief pursuant to Section 3.4. If RRC does not receive full and complete payment or settlement of a claim based on a material default by Censtor of a Secured Obligation within thirty (30) days after the date of final determination of such claim, RRC shall have the right to proceed against the security interest as provided under Section 2.3, including all rights of a secured party under the California Uniform Commercial Code, in addition to any other rights it may have in law or equity.

        7.3 Remedies for Insolvency. RRC shall have the right to exercise the security interest cited under Section 2.3, in addition to any other rights it may have in law and equity, by


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        writing immediately if Censtor (i) voluntarily or involuntarily becomes the subject of a petition in bankruptcy or of any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (ii) admits in writing its inability to pay its debts as they become due.

        7.4 Survival. The rights and obligations under Sections 2, 3, 4, 5, 6, 8 and 9 shall survive termination of this Agreement.

VIII.   LIMITATION ON LIABILITY

        UNDER NO CIRCUMSTANCES, OTHER THAN AS PROVIDED FOR IN SECTION 3 ABOVE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST DATA, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM LIABILITY OF EITHER PARTY TO THE OTHER FOR DAMAGES, OTHER THAN LIABILITY OF CENSTOR UNDER SECTION 3, FOR ANY AND ALL CAUSES WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE PURCHASE PRICE SET FORTH IN THE ASSET PURCHASE AGREEMENT OF NINE MILLION TWENTY-FIVE THOUSAND DOLLARS ($9,025,000); THE MAXIMUM LIABILITY OF CENSTOR UNDER SECTION 3 TO RRC FOR DAMAGES FOR ANY AND ALL CAUSES WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO TEN MILLION DOLLARS ($10,000,000).

IX.     GENERAL

        9.1. Assignment. This Agreement may not be assigned by Censtor without the prior written consent of RRC, except to a party that succeeds to all or substantially all of Censtor's business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement.


        9.2 Complete Agreement. This Agreement, the exhibits attached hereto, and the Asset Purchase Agreement, constitute the entire understanding and only agreements between the parties with respect to the subject matter hereof and supersede any and all prior negotiations, representations, agreements, and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of


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        dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

        9.3. Force Majeure. In the event either party hereto is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, or any other cause whatsoever beyond the reasonable control of the party, the party so prevented or delayed shall be excused from the performance of any such obligation to the extent and during the period of such prevention or delay. In the event of such an event, the party whose performance is prevented or delayed shall give prompt notice to the other party of the occurrence of such event and of removal of such event.

        9.4. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, sent by telecopy, or mailed first-class postage prepaid, registered or certified mail, and shall be effective upon receipt by the addressee, if addressed as follows:

        If to RRC:            Read-Rite Corporation
                              345 Los Coches Street
                              Milpitas, CA 95035-5428
                              Attention: Rex S. Jackson, V.P. & General Counsel
                              Telephone:  (408) 262-6700
                              Telecopy:   (408) 945-9644

        with a copy to:       Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, CA 94304-1050
                              Attention: Frances S. Currie, Esq.
                              Telephone: (415) 493-9300
                              Telecopy: (415) 493-6811

        If to Censtor:        Censtor Corporation
                              530 Race Street
                              San Jose, CA 95126
                              Attention: Garry A. Garrettson, President & CEO
                              Telephone: (408) 298-8400
                              Telecopy: (408) 288-9910

        with a copy to:       Heller, Ehrman, White & McAuliffe
                              525 University Avenue
                              Palo Alto, California 94301-1900
                              Attention: Matthew P. Quilter, Esq.
                              Telephone: (415) 324-7000
                              Telecopy: (415) 324-0638

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9.5     Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California; provided, however, that all questions with respect to validity of any patents or patent applications shall be determined in accordance with the laws of the respective country in which such patents or patent applications shall have been granted or filed, as applicable.

9.6 Dispute Resolution. The parties shall resolve any disputes arising under this Agreement utilizing the procedures set forth in Section 8.4 of the Asset Purchase Agreement, to which this Agreement is attached as Exhibit C.

9.7 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

9.8 Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by Censtor to RRC are and shall otherwise be deemed for the purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C.
Section 101, et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that RRC, as a licensee of such rights and licenses, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

9.9 No Waiver. A waiver, express or implied, by either party of any right under this Agreement or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

9.10 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and shall not be used in any way to construe or interpret this Agreement.

9.11 Severability. If any provision of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so reformable, so as not to affect the validity or enforceability of the remainder of this Agreement, provided that the reformation complies with the intent of the parties.

        9.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.


Censtor Corporation ("Censtor")                 Read-Rite Corporation ("RRC")


By: /s/ R.M. Krapf                                  By: /s/ Rex S. Jackson
   ----------------------------                     ----------------------------
Name: Russell M. Krapf                          Name: Rex S. Jackson
      -------------------------                        -------------------------
Title: President                                Title: Vice President and
       ------------------------                        General Counsel
                                                       -------------------------

                                   EXHIBIT A

                                    Patents

CONFIDENTIAL

                                CENSTOR PATENTS

ISSUED PATENTS

        CNR-341         RECORDING HEAD SLIDER ASSEMBLY

        U.S. Pat. No.   4,636,894       Granted         Jan. 13, 1987
        Inventor        Mo              Filed           March 22, 1984

        CNR-34101       European Patent Based On CNR-341

        EP Pat. No.     0,155,756       Granted         Oct. 24, 1990

        CNR-34102       Japanese Patent Based On CNR-341

        Jap. Pat. No.   1,696,196       Granted         Sept. 28, 1992

        CNR-342         SLIDER ASSEMBLY FOR SUPPORTING A MAGNETIC HEAD

        U.S. Pat. No.   4,757,402       Granted         July 12, 1988
        Inventor        Mo              Filed           Oct. 3, 1986

        CNR-34201       European Patent Based On CNR-342

        EP Pat. No.     0,262,655       Granted         Jan. 13, 1994

        CNR-343 MAGNETIC HEAD AND MULTI-TRACK TRANSDUCER FOR PERPENDICULAR RECORDING AND METHOD FOR FABRICATING

        U.S. Pat. No.   4,423,450       Granted         Dec. 23, 1983
        Inventor        Hamilton        Filed           May 6, 1981

        CNR-34301       Great Britain Patent Based On CNR-343

        GB Pat. No.     2,111,741       Granted          April 16, 1986

        CNR-34302       European Patent Based On CNR-343

        EP Pat. No.     0,077,832       Granted         July 1, 1988

        CNR-34304       Japanese Patent Based On CNR-343

        Jap. Pat. No.   1,822,410       Granted         Feb. 10, 1994

                                  CONFIDENTIAL

                                CENSTOR PATENTS

ISSUED PATENTS CONT'D
---------------------


        CNR-001 THIN-FILM, CROSS-FIELD, CLOSED-FLUX, ANISOTROPIC ELECTROMAGNETIC FIELD DEVICE

        U.S. Pat. No.   4,751,598       Granted         June 14, 1988
        Inventor        Hamilton        Filed           Feb. 1, 1985

        CNR-304         PLANARIZED READ/WRITE HEAD AND METHOD

        U.S. Pat. No.   4,860,139       Granted         Aug. 22, 1989
        Inventor        Hamilton        Filed           June 19, 1987

        CNR-309         INTEGRATED MAGNETIC READ/WRITE
                        HEAD/FLEXURE/CONDUCTOR STRUCTURE

        U.S. Pat. No.   5,041,932       Granted         Aug. 20, 1991
        Inventor        Hamilton        Filed           Nov. 27, 1989

        CNR-30901       Canadian Patent Based On CNR-309

        Can. Pat. No.   2,026,871       Granted         Aug. 17, 1993

        CNR-309A METHOD OF MAKING INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE

        U.S. Pat. No.   5,073,242       Granted         Dec. 17, 1991
        Inventor        Hamilton        Filed           Dec. 21, 1990

        CNR-309B        INTEGRATED MAGNETIC READ/WRITE
                        HEAD/FLEXURE/CONDUCTOR STRUCTURE

        U.S. Pat. No.   5,111,351       Granted         May 5, 1992
        Inventor        Hamilton        Filed           June 5, 1990

        CNR-309C METHOD OF MAKING INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE

        U.S. Pat. No.   5,163,218       Granted         Nov. 17, 1992
        Inventor        Hamilton        Filed           June 11, 1991

CONFIDENTIAL

                                CENSTOR PATENTS

ISSUED PATENTS CONT'D

        CNR-309C1       Canadian Patent Based On CNR-309C

        Can. Pat. No.   2,047,563        Granted         Aug. 17, 1993

        CNR-309D METHOD OF MAKING INTEGRATED MAGNETIC READ/WRITE HEAD/FLEXURE/CONDUCTOR STRUCTURE

        U.S. Pat. No.   5,174,012        Granted         Dec. 29, 1992
        Inventor        Hamilton         Filed           Dec. 12, 1991

        CNR-310         MICRO-BURNISHING FLEX HEAD STRUCTURE

        U.S. Pat. No.   5,063,712        Granted         Nov. 12, 1991
        Inventors       Hamilton et al. Filed            April 2, 1990

        CNR-31001       Canadian Patent Based On CNR-310

        Can. Pat. No.   2,026,694        Granted         July 26, 1994

        CNR-31003       Japanese Patent Based On CNR-310

        Jap. Pat. No.   1,945,281        Granted         June 23, 1995

        CNR-313A        UNITARY MICRO-FLEXURE STRUCTURE AND METHOD OF MAKING
                        SAME

        U.S. Pat. No.   5,453,315        Granted         Sept. 26, 1995
        Inventors       Hamilton et al.  Filed           Dec. 14, 1992

        CNR-313CA       UNITARY MICRO-FLEXURE STRUCTURE AND METHOD OF MAKING
                        SAME

        U.S. Pat. No.   5,483,025        Granted         Jan. 9, 1996
        Inventors       Hamilton et al.  Filed           Dec. 14, 1992

        CNR-313D        UNITARY MICRO-FLEXURE STRUCTURE AND METHOD OF MAKING
                        SAME

        U.S. Pat. No.   5,476,131        Granted         Dec. 19, 1995
        Inventors       Hamilton et al.  Filed           Dec. 14, 1992

CONFIDENTIAL


                                CENSTOR PATENTS

ISSUED PATENTS CONT'D

        CNR-322         GIMBALED MICRO-HEAD/FLEXURE/CONDUCTOR ASSEMBLY AND
                        SYSTEM

        U.S. Pat. No.   5,490,027          Granted      Feb. 6, 1996
        Inventors       Hamilton et al.    Filed        Oct. 28, 1991

        CNR-324 COMPACT, HIGH-SPEED, ROTARY ACTUATOR AND TRANSDUCER ASSEMBLY WITH REDUCED MOMENT OF INERTIA AND MASS-BALANCED STRUCTURAL OVERLAP WITH DRIVE MOTOR AND ORGANIZING METHOD FOR THE SAME

        U.S. Pat. No.   5,396,388          Granted      March 7, 1995
        Inventor        Stanley Brown      Filed        April 8, 1992


PENDING PATENTS

        CNR-321A        Rigid disk drive with small effective mass head, gimbal.
                        Continuation-In-Part of CNR-321, which was filed
                        Nov. 6, 1991.

        CNR-322A Continuation-in-Part of CNR-322. Rigid disk drive with small effective mass head, gimbal. Recently received Indication of Allowance of numerous claims and filed brief responsive amendment designed for quick Allowance of those claims.

        CNR-324A COMPACT, HIGH-SPEED, ROTARY ACTUATOR, AND TRANSDUCER ASSEMBLY WITH REDUCED MOMENT OF INERTIA AND MASS-BALANCED STRUCTURAL OVERLAP WITH DRIVE MOTOR AND ORGANIZING METHOD FOR THE SAME

        CNR-329 TRANSDUCER/FLEXURE/CONDUCTOR STRUCTURE FOR ELECTROMAGNETIC READ/WRITE SYSTEM. Filed Nov. 14, 1994.

        CNR-335         CONTACT INTERFACE, SYSTEM AND MEDIUM IN
                        ELECTROMAGNETIC, READ/WRITE, RIGID RECORDING MEDIA ENVIRONMENT. Filed March 21, 1995.

CONFIDENTIAL



                                CENSTOR PATENTS

PENDING PATENTS CONT'D


        CNR-345         INTERACTIVE SYSTEM FOR LAPPING TRANSDUCERS.
                        Filed May 26, 1995.

        CNR-348         LOW FRICTION SLIDING HARD DISK DRIVE SYSTEM.
                        Filed August 15, 1995.

        CNR-349         CONTACT PLANAR RING HEAD. Filed September 15, 1995.

        CNR-350         RING HEAD SLIDING ON PERPENDICULAR MEDIA.
                        Filed December 22, 1995.

        CNR-347 CONTACT HARD DISK DRIVE SYSTEM HAVING A FLEXURE ORIENTED ALONG THE DIRECTION OF SLIDING.
                        Filed March 25, 1996.

                       SCHEDULE 3.1 TO LICENSE AGREEMENT
                        BETWEEN CENSTOR CORPORATION AND
                          READ-RITE CORPORATION, DATED
                                 July 18, 1996
                                 -------------


1.  IBM patents with an effective filing date prior to September 1, 1991.

2. Censtor's "best knowledge" under Sections 3.1(ii) and (iii) does not include a detailed review of the copies of all third party patents within Censtor's possession.

operation of law its obligations under this Agreement (provided that any such assignment which imposes a withholding tax or similar burden shall require the prior written consent of the other party). This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

        9.5 Authority. Each party represents that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

        9.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective when mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

        9.7 Force Majeure. Neither party shall be liable to the other for failure or delay in the performance of any obligations under this Agreement for the time of and to the extent such failure or delay is caused by riots, civil commotion, wars or hostilities between nations, governmental laws, orders, or regulations, embargoes, actions by the government or any agency thereof, acts of God, earthquakes, storms, fires, accidents, strikes, sabotages, explosives, or other similar or different contingencies beyond the reasonable control of the parties.

        9.8 Partial Invalidity. If any provision in this Agreement is held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agrement.

        9.9 Counterparts. This Agreement may be executed in two (2) counterparts all of which, taken together, shall be regarded as one and the same instrument.

        9.10 Relationship of Parties. The parties are independent contractors. Nothing in this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

        9.11 Modification. This Agreement may be modified or amended only by a written agreement signed by each party.

        9.12 Waiver. The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of provisions of this Agreement, shall in no way be constituted to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

        9.13 Entire Agreement. The terms and conditions herein constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party unless in a written document signed by the party to be bound.

        9.14 Section Headings and Language. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.15 Construction. Each party acknowledges and agrees that this Agreement has been the result of arms' length negotiation by the parties and their respective counsel, with each party participating in the preparation hereof. As a consequence, there shall be no presumption that the provisions hereof are to be construed for or against either party on the basis of the relative participation of the parties in the drafting of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered effective as of the date first written above.

Censtor Corp.                           Western Digital Corporation

By: /s/ Russell M. Krapf                By: /s/ Timothy Leyden
    -----------------------------           -----------------------------

Name:   Russell M. Krapf               Name:    Timothy Leyden
      ---------------------------             ---------------------------

Title:  President CEO                  Title:  Vice President, Finance
                                               Personal Storage Group
       --------------------------             ---------------------------
requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

        9.13 Entire Agreement. The terms and conditions herein constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending the same shall be binding upon either party unless in a written document signed by the party to be bound.

        9.14 Section Headings and Language. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.15 Construction. Each party acknowledges and agrees that this Agreement has been the result of arms' length negotiation by the parties and their respective counsel, with each party participating in the preparation hereof. As a consequence, there shall be no presumption that the provisions hereof are to be construed for or against either party on the basis of the relative participation of the parties in the drafting of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered effective as of the date first written above.

Censtor Corp.                           Western Digital Corporation

By:                                     By: /s/ Timothy Leyden
    -----------------------------           -----------------------------

Name:                                  Name:    Timothy Leyden
      ---------------------------             ---------------------------

Title:                                 Title:   Vice President, Finance
       --------------------------             ---------------------------
                                                Personal Storage Group


                                       12